Exhibit 23
Consent of Elliott Davis, LLC

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Security Federal Corporation and Subsidiaries

We consent to incorporation by reference in Registration Statement No. 333-31500, 333-102337, 333-136813, 333-155295, and 333-225297 on Form S-8 of Security Federal Corporation and Subsidiaries of our report dated March 22, 2019, relating to our audit of the consolidated financial statements, which appear in this Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K of Security Federal Corporation and Subsidiaries for the year ended December 31, 2018.

/s/ Elliott Davis, LLC

Columbia, South Carolina
March 22, 2019